                                                                    Exhibit 10.3


                                LICENSE AGREEMENT

            Agreement dated as of November 5, 1998 between The NPD Group, Inc., 900 West Shore Road, Port Washington, NY 11050-0402 ("Licensor" or "NPD") and Media Metrix, Inc., 900 West Shore Road, Port Washington, NY 11050-0402 ("Licensee").

1. GRANT OF LICENSE:

            (a) Licensor hereby grants to Licensee, on the terms and conditions hereinafter set forth, an exclusive, non-transferable worldwide license (the "Territory") to use the NPD PowerView(R) computer software and standard set ups ("NPD PowerView(R)"), Flexsys(TM) ("Flexsys(TM)") and NPD SofTrends(TM) dictionary ("NPD SofTrends(TM)") solely in connection with the operation of the Media Metrix New Media Measurement Service. NPD PowerView, Flexsys and NPD SofTrends (as well as any updates thereof furnished by Licensor pursuant to this Agreement) are hereinafter collectively referred to as the "Licensed Programs." In connection with such grant, the Licensee shall be entitled:

                  (i) to use and, to the extent explicitly set forth in this Agreement, to sublicense, the NPD PowerView, Flexsys and NPD SofTrends and to use, exclusively for its own internal purposes the software tools identified in Schedule A hereto.

                  (ii) to use the marks NPD PowerView, Flexsys and NPD SofTrends and such other marks which Licensor may specify for use in connection with the Licensed Programs (the "Marks"), subject to their availability in the Territory; and

                  (iii) to use such know-how related to the Licensed Programs as may be required to operate the Media Metrix New Media Measurement Service.

            (b) For the purpose of this Agreement, the "Media Metrix New Media Measurement Service" means a market research and information service or services which track and evaluate usage of Internet resources and computer software.

            (c) For purposes of this Agreement, "Licensed Programs" as defined in Section 1(a), shall be in machine readable binary image format, and includes related material, whether in machine readable, printed or other form, including but not limited to instructional and operations manuals. The term Licensed Programs includes all or any portion of a Licensed Programs incorporated in another program, whether in machine readable, printed or other form. Notwithstanding the foregoing, the term Licensed Programs does not include source code in any form.

            (d) For purposes of this Agreement, with respect to a Licensed Program "Use" means (i) transferring any portion of any Licensed Programs from storage units or media into equipment for processing, whether by electronic, mechanical or other means; (ii) utilizing any portion of any of the Licensed Programs in the course of the operation of any equipment or in support of the use of any equipment or program; or (iii) merging any Licensed Programs in machine readable form into another program. "Use" also means referring to any instructional or operational manual included in the definition of the Licensed Programs for the purpose of understanding or operating the Licensed Programs.

            (e) For purposes of this Agreement, the License is restricted to the specific corporation designated as "Licensee" at the outset of this Agreement. Licensee does not include any affiliate of Licensee other than its subsidiaries.

            (f) For the purposes of this Agreement, "Update" means any generally released corrections, enhancements or minor improvements to the Licensed Programs.

2. CONDITIONS OF LICENSE:

            (a) The license granted hereunder shall expire or terminate upon the expiration or termination of this Agreement.

            (b) NPD PowerView may be copied only for back-up and archive purposes and for the Use of Licensee's clients in the Territory in conjunction with the Media Metrix New Media Measurement Service. The other Licensed Programs may be copied by Licensor in machine readable form to the extent required in connection with the operation of the Media Metrix New Media Measurement Service in the Territory. Licensed Programs provided in machine readable form may not be copied into any media for any other purpose. Licensee may not copy any portion of a Licensed Programs provided in printed form, including but not limited to instructional or operational manuals.

            (c) The parties hereby acknowledge that this Agreement establishes a relationship of confidentiality between them, and Licensee acknowledges that the Licensed Programs are furnished by Licensor on a confidential basis. Unless otherwise agreed to in writing by Licensor, Licensee shall limit access to the Licensed Programs to its employees who require such access to operate the Media Metrix New Media Measurement Service only. Such access shall be solely for the purpose of enabling Licensee to use the Licensed Programs for its own internal purposes or to operate the Media Metrix New Media Measurement Service.

            (d) Under no circumstances shall the Licensee transfer, assign or sublicense any rights or obligations under this Agreement.

            (e) Under no circumstances shall Licensee be deemed the owner of any copy of the Licensed Programs within the meaning of Section 117 of Title 17 of the United States Code.


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

Within thirty (30) days after Licensee has permanently discontinued the use of any part of the Licensed Programs or immediately upon the termination or expiration of the License, Licensee shall return to Licensor the original and all copies (whether whole or partial) of the Licensed Programs in any form and shall certify in writing to Licensor that it has done so.

            (f) Notwithstanding any provision herein to the contrary, the Licensor acknowledges that an essential element of the Media Metrix New Media Measurement Service involves the use by clients of copies of NPD PowerView, and the use and sublicense by regional licensees of the Media Metrix New Media Measurement Service, of the Licensed Programs. Accordingly, the Licensee shall be entitled to sublicense the Licensed Programs only to regional sublicensees in connection with the operation of the Media Metrix New Media Measurement Service; provided that such sublicensees enter into license agreements substantially in the form hereof restricting the use of the Licensed Programs to the same extent that Licensee is restricted hereby and provided further than such sublicensees are bound by confidentiality agreements relating to their use of the Licensed Programs. A "regional licensee" shall mean an entity that has entered into an agreement with the Licensee to license the Media Metrix New Media Measurement Service within a defined territory.

            (g) The Licensee acknowledges that, in addition to the Licensed Programs, the Licensee will require and obtain, at the Licensee's expense, additional market research data handling utilities. The Licensed Programs include certain data handling utilities, but these only operate on a Hewlett-Packard mainframe.

3. LICENSING FEES:

            (a) The Licensee will pay the Licensor for the license of the Licensed Programs, the fees set forth on Schedule B hereto, which will be paid on a quarterly basis (the "License Fees"). The Licensor reserves the right to implement reasonable fee increases upon no less than 90 days' advance written notice to the Licensee consistent with the Licensor's internal policies.

            (b) The Licensee will be charged by Licensor for time and support of Licensor's personnel, at the Licensor's standard billing rates plus out-of-pocket expenses, for services requested by the Licensee (the "Services").

            (c) Any applicable sales, use, personal property, excise or other taxes (other than income or corporate franchise taxes) will be added to the License Fees listed on Schedule B and shall be payable by the Licensee at such times and in such manner as required by law.


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

4. TERMS OF PAYMENT:

            (a) The License Fees will be paid for each quarter not later than the 15th day of the first month following the end of the quarter. For the purposes of this sub-section, "quarter" means each calendar quarter, except that for the period commencing on the date of this Agreement and ending on the day prior to the first day of the following full calendar quarter will be treated as the first quarter of the term.

            (b) The Licensor will invoice the Licensee for Services on a monthly basis. Payment is due within thirty (30) days of the date of invoice.

            (c) Interest will be charged on overdue amounts at a monthly rate of one and one-half percent (1 1/2%) or at the maximum legal rate, whichever is less.

5. INSTALLATION:

            (a) It is the Licensee's responsibility, without charge to Licensor, to provide and prepare any workstation(s) upon which any software is to be installed under this Agreement in accordance with specifications supplied by the Licensor.

            (b) Unless otherwise specified in Schedule D hereto, it shall be the responsibility of the Licensee to install the Licensed Programs at its own expense.

6. PROPRIETARY RIGHTS:

            (a) Title to the Licensed Programs shall at all times remain exclusively with Licensor. Licensee acknowledges that Licensed Programs and the original and any copies thereof, in whole or in part, and all copyright, patent, trade secret, trademark and other intellectual property and proprietary rights which now or hereafter may exist therein or in anyway related to the operation of the NPD PowerView, Flexsys and NPD SofTrends, are owned by and shall remain the exclusive valuable property of Licensor, and embody substantial creative efforts, ideas and expressions. Under no circumstances shall Licensee attempt, or permit others to attempt, to decompile, disassemble or otherwise reverse engineer the Licensed Programs.

            (b) The Licensee shall include, and shall not alter or remove, any applicable copyright, patent, trade secret, trademark or other proprietary notices on all copies (in whatever form) of the Licensed Programs and the packaging in which they may be contained.

            (c) The Licensee shall take all reasonable steps to safeguard the Licensed Programs to assure that no unauthorized persons have access to them and that no person authorized to have access to any part of it takes any action with respect thereto which is herein prohibited. For the purposes of this Agreement, the only persons authorized to have access to the Licensed Programs are those of Licensee's officers, directors and employees who have a need for such access to operate the Media Metrix New Media Measurement Service and those clients of the Licensee which enter into sublicenses with the Licensee. The Licensee shall promptly report to the Licensor the taking of any prohibited action with respect to any part of the Licensed Programs of which the Licensee becomes aware and shall take such further steps as may reasonably be requested by the Licensor to prevent such action.

            (d) To the extent that the Licensee develops improvements or enhancements to the Licensed Programs (the "Licensee Enhancements"), it agrees to provide to NPD a perpetual, unrestricted royalty free license under the Licensee Enhancements. The Licensee shall promptly notify the Licensor and provide copies thereof to the Licensor in machine readable binary image format and shall deliver to the Licensor the source code underlying the Licensee Enhancements.

7. EXCLUSIVE WARRANTY AND REMEDY:

            (a) The Licensor warrants that Licensed Programs (excluding, for purposes of this subparagraph, any Updates furnished pursuant to this Agreement) will upon delivery substantially conform to the description thereof set forth in the pertinent user manuals. The Licensee, however, acknowledges that Licensed Programs are of such complexity that they may contain inherent defects and the mere existence thereof shall not constitute a breach of this warranty.

            (b) As the sole and exclusive remedy for breach of the warranty contained in the preceding subparagraph, the Licensor will provide the support services set forth in paragraph 11 hereof.

            (c) The Licensor's exclusive warranty and the remedy provided for breach thereof shall not apply to damage or deficiencies resulting from accident, alteration, modification, foreign attachments, misuse, tampering, negligence, improper maintenance, abuse or failure to implement any Updates furnished pursuant to this Agreement.

            (d) The Licensor reserves the right to make substitutions and modifications in the specification of the Licensed Programs.

8. DISCLAIMER OF ALL OTHER WARRANTIES:

            EXCEPT FOR THE EXPRESS WARRANTY STATED IN PARAGRAPH 7 ABOVE, LICENSOR GRANTS NO WARRANTIES WITH RESPECT TO THE LICENSED PROGRAMS, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTY, AND THE REMEDY PROVIDED FOR BREACH THEREOF, ARE IN LIEU OF ALL OTHER LIABILITIES OR OBLIGATIONS OF THE LICENSOR (WHETHER SUCH LIABILITIES OR OBLIGATIONS WOULD ARISE UNDER THIS AGREEMENT OR

OTHERWISE BY OPERATION OF LAW) FOR ANY DAMAGES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, INSTALLATION, USE OR PERFORMANCE OF THE LICENSED PROGRAMS.

9. LIMITATION OF LIABILITY:

            (a) IN NO EVENT SHALL LICENSOR BE LIABLE UNDER ANY LEGAL THEORY (INCLUDING BUT NOT LIMITED TO CONTRACT, NEGLIGENCE, MISREPRESENTATION, STRICT LIABILITY IN TORT OR WARRANTY OF ANY KIND) FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF LICENSOR HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY DETERMINATION THAT THE EXCLUSIVE REMEDY REFERRED TO IN SUBPARAGRAPH 7(B) ABOVE FAILED OF ITS ESSENTIAL PURPOSE.

            (b) Without limiting the effect of the preceding subparagraph, Licensor's maximum liability, if any, for damages (including but not limited to liability arising out of contract, negligence, misrepresentation, strict liability in tort or warranty of any kind) shall not exceed the allocable portion of the License Fees paid by the Licensee during the preceding twelve
(12) months. This subparagraph (b) shall not apply to Licensor's obligations under paragraph 10 of this Agreement.

            (c) The Licensor shall under no circumstances be liable to the Licensee for damages arising out of any claim (including, but not limited to, a claim for personal injury or property damage) made against the Licensee by any other person or party.

            (d) The Licensee shall, at its cost and expense, defend, indemnify and hold Licensor harmless from and against any claim (including, but not limited to, a claim for personal injury or property damage) by any other person or party arising out of or in connection with the use of the Licensed Programs to perform the Licensee's applications, regardless of whether such claim is founded in contract, tort or warranty.

10. INTELLECTUAL PROPERTY:

            (a) The Licensor will defend and indemnify the Licensee against any claim that the use of the Licensed Programs delivered hereunder, constitute an infringement of a currently effective United States patent, copyright or other intellectual property right. The Licensor's obligations hereunder will only apply if the Licensee notifies the Licensor promptly in writing as to any such claim; gives the Licensor the right to control and direct the investigation, preparation, defense, trial and settlement of each such claim; and provides the Licensor with information deemed necessary by the Licensor or its counsel in connection with the foregoing. The Licensee agrees to cooperate fully with the Licensor in the defense and/or settlement of each such claim. If the Licensor


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

receives notice of an alleged infringement or if the use of Licensed Programs is prevented based on an alleged infringement, the Licensor will have the right, at its option, to obtain for the Licensee the right to the use of such Licensed Program; substitute other comparable software; or replace or modify the operation of such Licensed Program or its design so that it is no longer infringing. If, in the Licensor's opinion, none of the foregoing alternatives is reasonably available to the Licensor, then the Licensor may terminate this Agreement and/or and discharge the Licensee from its obligations to pay any further licensing fees under this Agreement for such Licensed Programs. In no event shall the Licensor's liability under this paragraph (excluding the Licensor's outside counsel fees and internal costs) exceed the allocable License Fees paid by the Licensee to the Licensor under this Agreement. The foregoing states the entire liability of the Licensor with respect to infringement of any patents, copyrights or other intellectual property rights by the operation of the Licensed Programs.

            (b) The Licensor's obligation contained in the preceding subparagraph does not extend to any suit or proceeding which is based upon a patent claim covering a combination of which the operation of any Licensed Programs licensed under this Agreement is merely an element of the claim combined with other devices or elements not acquired hereunder unless Licensor is a contributory infringer, nor does it extend to use of any operation of any of the Licensed Programs in a manner for which the same was not designed.

            (c) Ownership of Marks.

                  (i) The Licensee acknowledges the ownership of the Marks in the Licensor, agrees that it will do nothing inconsistent with such ownership and that all use of the Marks by the Licensee shall inure to the benefit and be on behalf of the Licensor, and agrees to assist the Licensor in recording this License with appropriate government authorities. The Licensee agrees that nothing in this License shall give the Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this License and the Licensee agrees that it will not attack the title of the Licensor to the Marks or attack the validity of this License.

                  (ii) The Licensee will comply with all laws, rules, regulations and requirements of any governmental body which may be applicable to the delivery, sale or promotion of the Licensed Programs.

                  (iii) The Licensee acknowledges that only the Licensor may file and prosecute a trademark application or applications to register the Marks. Licensee agrees to cooperate with the Licensor when requested for purposes of filing applications to register the Marks.

                  (iv) The Licensee agrees and undertakes to use the Marks strictly in compliance with and observance of any and all trademark laws and to use markings in connection therewith solely as may reasonably be required by the Licensor. The Licensor shall be solely responsible for bearing all expenses reasonably incurred in preparing and recording any and all such documents.

                  (v) The Licensee agrees not (1) to challenge the validity or ownership of the Marks or any application for registration thereof, or any trademark registrations thereof in any jurisdiction, or (2) to contest the fact that the Licensee's rights under this Agreement terminate upon termination of this Agreement. The provisions of this subsection shall survive any termination or expiration of this Agreement.

                  (vi) The Licensee shall not at any time use, promote, advertise, display or otherwise commercialize the Marks or any material utilizing or reproducing the Marks in a manner that will adversely affect the Marks or any rights or ownership of the Licensor therein.

            (d) Quality Standards. The Licensee agrees that the nature and quality of: all services rendered by the Licensee in connection with the Marks; all goods sold by the Licensee under the Marks; and all related advertising, promotional and other related uses of the Marks by the Licensee shall conform to standards set by and be under the control of the Licensor.

            (e) Quality Maintenance. The Licensee agrees to cooperate with the Licensor in facilitating the control of such nature and quality by the Licensor, to permit reasonable inspection of its operation by the Licensor. The Licensee agrees to supply the Licensor with all specimens of any use by facsimile transmission within seventy-two (72) hours prior to public release. If the Licensor takes no action within twenty-four (24) hours of fax receipt, the proposal shall be deemed acceptable and accepted. The Licensee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by this License.

            (f) Form of Use; Advertising and Graphic Standards. The Licensee agrees to use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by the Licensor, and not to use any other trademark or service mark in combination with any of the Marks without prior written approval of the Licensor.

            (g) Infringement. The Licensee shall promptly notify the Licensor of any infringements or unauthorized use of the Marks or other intellectual property used in connection with Licensed Programs by third parties, or any act of unfair competition by third parties relating to the Licensed Programs, whenever such infringement, use or act shall come to the Licensee's attention. After receipt of such notice from the Licensee, the Licensor may in its sole discretion take such action to stop such infringement or act as is reasonably necessary to protect the Mark or other intellectual property in connection with the Licensed Programs within the Territory. In connection therewith, the Licensee shall fully cooperate with the Licensor to stop such infringement or act and, if so requested by the Licensor, shall join with the Licensor as a party to any action brought by the Licensor for such purpose. The Licensor shall bear all expenses in connection with the foregoing.

Any recovery as a result of such action shall belong solely to the Licensor, except to the extent that such recovery represents damage specifically allocable to the Licensee in which event such specified recovery, net of all expenses, including all of the Licensor's counsel fees and other litigation expenses, shall be paid to the Licensee. The Licensee agrees that the Licensor shall have the sole power to take legal action or other action before any court or governmental authority with respect to infringement of or the protection of the Marks or other intellectual property.

11. SUPPORT SERVICES:

            (a) The Licensor will, at such intervals as Licensor deems appropriate, distribute Updates to the Licensee. Updates will consist of such corrections, modifications and minor improvements of the Licensed Programs or portions thereof, in machine readable binary image format, as the Licensor deems appropriate and which the Licensor distributes generally to its other licensees. The Licensee shall, upon receipt of any Update, implement its use such that it replaces entirely any previous version of the Licensed Programs or portion thereof to which the Update applies. Upon implementation, an Update shall constitute a Licensed Program and shall be subject to all the terms and conditions of this Agreement. If the Licensee fails to implement the use of any Update, the Licensor will be under no obligation to furnish any further support services under this Agreement, and if the Licensor chooses to honor the Licensee's request for such services, any and all costs incurred to correct errors in any previous version of the Licensed Programs will be borne by the Licensee.

            (b) The Licensor will use commercially reasonable efforts to correct any error in the Licensed Programs identified by the Licensee in writing. An error will be deemed to exist if, and only if, the Licensed Programs substantially deviates from the description thereof in the pertinent user manual or help files. The Licensee, however, acknowledges that the Licensed Programs are of such complexity that it may be impossible or impracticable to effectuate the correction of an error. If an error is, in the opinion of the Licensor, not reasonably capable of correction, the Licensor will use its reasonable efforts to advise the Licensee on methods of avoiding or overcoming the error. The Licensor does not guarantee the results of any services provided under this subparagraph or that all or any errors will be corrected, overcome or avoided.

12. EXCLUSIONS:

            (a) The Licensor's obligation to provide support services hereunder is conditioned upon the proper use of the Licensed Programs and does not cover the Licensed Programs that have been (i) modified without the Licensor's approval, (ii) used contrary to the Licensor's instructions or (iii) serviced by anyone other than the Licensor. The Licensor will not be obligated to furnish service hereunder if the need for such service arises from hardware malfunction, user error, conditions correctable by reference to available documentation or malfunction of programs not furnished by the Licensor.

            (b) If service is requested by the Licensee and furnished by the Licensor as a result of any of the causes specified in the preceding subparagraph, the Licensee will be obligated to pay for such service at the Licensor's standard rates then in effect for time, travel, expenses and materials.

13. TERM:

            (a) The term of this Agreement shall commence upon the signing of this Agreement; provided, however, that the Licensee shall have the right to terminate this Agreement upon ninety (90) days prior written notice to the Licensor.

            (b) The Licensor may terminate the License at any time by written notice to the Licensee upon the occurrence of any of the following:

                  (i) the Licensee fails to pay any amount required to be paid by the Licensee pursuant to this Agreement within thirty
                        (30) days after written notice of such failure has been given by the Licensor to the Licensee; or

                  (ii) any representation, warranty, certification or statement made by the Licensee under or in connection with this Agreement shall have been incorrect in any material respect when made; or

                  (iii) the Licensee shall fail to perform or observe any term, covenant, or agreement contained in this Agreement and such failure, if capable of being remedied, shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Licensee by the Licensor; or

                  (iv) the Licensee shall generally not be paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Licensee seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Licensee or for any substantial part of its property, which proceeding, if commenced by a person other than the Licensee, remains unstayed or undismissed for a period of thirty (30) days or more; or the Licensee shall take any action to authorize or effect any of the actions set forth above in this subsection; or

                  (v) the performance by the Licensee of any of its obligations under this Agreement shall become unlawful; or

                  (vi) any change in law, or any interpretation or directive (whether or not having the force of law) by any governmental authority or other regulatory body charged with the interpretation or administration thereof which materially adversely affects the condition or operations, financial or otherwise, of the Licensee and which materially impairs the Licensee's ability to perform its obligations under this Agreement or to meet its obligations generally shall have occurred.

            (c) Upon termination of the License in accordance with this paragraph 14 or otherwise, the Licensee shall promptly destroy (or cause to be destroyed) all copies of the Licensed Programs (and any Upgrades thereto) and other materials delivered to it in connection with the Licensed Programs in its possession (or in the possession of any of employees, clients, agents, affiliates or associates or any other party to whom the Licensee supplied copies of the Licensed Programs or such other materials in accordance with this Agreement) and shall deliver a certificate to the Licensor as to such destruction. Contemporaneously with such destruction, the Licensee shall cause to be removed from all computers or processors on which any of the Licensed Programs has theretofore been loaded in accordance with this Agreement any "software key" which permits the Licensed Programs to be operated; all such software keys shall be delivered by the Licensee to the Licensor as soon as practicable following the termination of this Agreement.

            (d) Effect of Expiration or Termination. Upon the expiration or termination of this Agreement for any reason, neither the Licensee not its receivers, representatives, agents, successors or assigns shall have any right to exploit or in any way use the Marks. Upon such expiration or termination of this Agreement, the Licensee shall forthwith discontinue operation of the Licensed Programs and all use of the Marks and any variation or simulation thereof, or any mark confusingly similar therewith, and the Licensee hereby irrevocably releases and disclaims any right or interest in or to the Marks.

            (e) Payment Obligation. The Licensee's obligations of confidentiality and to pay the Licensor amounts due hereunder accrued prior to the date of termination shall survive any expiration or termination of this Agreement.


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

14. GENERAL:

            (a) This Agreement will not be binding upon the Licensor until signed by Licensee and accepted in writing by an authorized officer of the Licensor.

            (b) The Licensee may not assign this Agreement without the prior written consent of the Licensor.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (d) No failure or delay on the part of either party in exercising any right or remedy provided in this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of or failure to exercise any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement.

            (e) Any notice required or permitted under this Agreement shall be in writing and shall be sent to the appropriate address shown on the first page hereof (unless notice of a changed address has been given) by telecopier, telegram, private overnight courier service or registered or certified airmail, return receipt requested, with postage prepaid.

            (f) The Licensor's performance hereunder is subject to force majeure, including but not limited to wars, riots, failure of contractors and subcontractors to perform, strikes, labor disturbances, acts of God, fires, floods, explosions, civil disturbances, inability to obtain required material or transportation, and acts of governmental authorities.

            (g) The Licensee hereby acknowledges that the Licensed Programs may be subject to United States government export control restrictions. The Licensee agrees not to locate, relocate or export the Licensed Programs outside the Territory without the express written permission of the Licensor.

            (h) Paragraph headings herein are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

            (i) This Agreement (including any schedule hereto) supersedes all prior agreements and understandings between the parties, whether written or oral, related to the subject matter and is intended by the parties as the complete and exclusive statement of the terms of their Agreement.

            (j) No modification, addition to, or waiver of any of the terms of this Agreement (including any schedule hereto) shall be effective unless in writing and signed by an authorized officer of the Licensor. If any of the provisions of this Agreement are invalid under any applicable statute or rule of law, they are, to that extent, deemed omitted.

            (k) No action to enforce any claim arising out of or in connection with the transaction which is the subject matter of this Agreement shall be brought by the Licensee against the Licensor more than one (1) year after the cause of action has accrued.

            (l) The Licensor may, in its discretion, delegate all or any portion of its obligation to perform services hereunder to an agent or subcontractor. In the event the Licensor does so, references to the Licensor in this Agreement shall be deemed to refer, in the alternative, to such agent or subcontractor.

            (m) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other.

Accepted by:                        Agreed:

THE NPD GROUP, INC.                 MEDIA METRIX, INC.


By: /s/ Rupert Walters              By: /s/ Tod Johnson
    -----------------------             ---------------------------
    Rupert Walters                      Tod Johnson
    President                           Chief Executive Officer


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                                   SCHEDULE A

                                 SOFTWARE TOOLS

PWSETUP - Setup - Setup PV DB
Convert - Convert PV DB
UI - User Interface
Execute - Execute a PV DB
Viewer - Views a PV Table


                                      -14-
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                                   SCHEDULE B

License Fees shall be $10,000 per month in the aggregate for NPD PowerView and Flexsys, and $1,000 per month for NPD SofTrends.


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